                                                                    Exhibit 99.1

CONTACTS:      Barbara Marxer
               Investor Relations
               (770) 857-7118

               Caroline Hoke
               Media Relations
               (770) 857-7178

             FIRST DATA REPORTS RECORD EARNINGS RESULTS FOR 2000;
                      FOURTH QUARTER EPS UP 16% TO $0.64
 Company Estimates 2001 EPS Growth of 14-17%, Taking the EPS range to $2.44 to
                                     $2.50


     ATLANTA, January 25, 2001 - First Data (NYSE: FDC), a global leader in electronic commerce and payment services, delivered 21% earnings per share growth to $2.14 (before nonrecurring items) for 2000, another record year and the company's seventh consecutive quarter of strong EPS growth, Chairman and Chief Executive Officer Ric Duques reported today. Revenues from continuing operations rose 13% to $5.7 billion for the year.

     "2000 was an exceptional year for First Data, reflecting our global leadership in a rapidly changing electronic payments market and our consistently strong financial and operational performance," Duques said. "Our core businesses are performing well, driven by our determination to leverage key assets such as our strong brands, global distribution network and scaleable technology platforms. While expecting a modest U.S. economic slowdown, we remain confident that by capitalizing on our strengths and focusing on operating performance, we will deliver earnings per share in 2001 in a range of $2.44 to $2.50, up 14-17% over 2000."

     In addition to reporting strong fourth quarter earnings, First Data has recently announced a number of high-profile agreements that will have a positive impact on the company's financial performance in 2001 and beyond. Among them:

  . On January 8, Western Union signed a five-year contract with Rite Aid, expanding the availability of the company's money transfer service to some 1,600-plus Rite Aid retail outlets in the U.S.

  . Card Issuer Services extended its agreement for credit card processing services with Chase Manhattan Bank to 2010.

  . Card Issuer Services has signed a long-term agreement to continue to provide processing services for Citibank USA bankcard accounts and the Associates National Bank (Delaware) portfolio.

  . Western Union signed a multi-year agreement with the Government of India, Department of Posts (DOP), to expand the availability of Western Union(R) Money Transfer services throughout India, increasing its service to more than 3,000 new agent locations.

Financial Highlights (excluding nonrecurring items)
---------------------------------------------------

  .  EPS increased 21% to $2.14, up from $1.77 in 1999.

  . Net income for 2000 increased 15% to $884 million. Net income, adjusted for the impact of the sale of the Investor Services Business, grew 17%.

  . Each of the three primary business segments in 2000 delivered operating margins in excess of 20%, with Payments and Merchant segments achieving margins in the high twenties. Net income margins increased to 15.5% from 14.0% in 1999. Net income margins for the fourth quarter were 17.1%, up from the 1999 fourth quarter of 16.4%.

  . For 2000, the company met its previously stated objective of approximately $1.0 billion in free cash flow, after capital expenditures, due to the continued strong operating results from the three core business segments.

  . In May, the Company announced a $1 billion stock repurchase program. Related to this program, First Data repurchased 18.1 million shares of stock for $836 million during the year. In December, the company announced an additional share repurchase program of up to $500 million.

Business Segment Highlights
---------------------------

     Payment Instruments, comprised largely of Western Union and representing approximately 40% of First Data revenue, achieved stellar 2000 financial and operational results, with revenue up 19% to $2.3 billion and profits up 18% to $684 million. After adjusting for the full year impact to revenue, due to the weaker Euro (approximately $34M), revenue growth would have been 20%. Results were fueled by continued momentum in Western Union International, and strong demand for the U.S. money transfer and retail money order products.

     Western Union International revenue grew 41% (47% after adjusting for the weaker Euro) with money transfer transaction growth of 50%. Western Union continued its aggressive market penetration and ongoing expansion of its agent network, achieving a 22% increase in locations to 101,000. International locations increased 35% to 57,000, helping to drive total worldwide money transfer transactions to 89 million, a 21% annual increase, with fourth quarter growth of 22%.

     Domestic money transfer, including the U.S. and Canada, continued to grow in the low teens due to strong same store sales. Fourth quarter Payment Instruments revenue and profit grew 19% and 18%, respectively.

     In December 2000, Western Union announced its intent to acquire a 25% equity interest in FEXCO, one of Ireland's largest financial services companies, expanding its opportunities in the European market. The company expects the deal to close during the first quarter of 2001.

     Merchant Services, comprised primarily of the company's merchant acquiring and TeleCheck businesses accounts for approximately 30% of First Data's revenue. Leveraging its superior market position, Merchant Services achieved strong results for the year, with 23% growth in operating profit to $508 million and 17% growth in reported revenue to $1.8 billion.

     Fourth quarter results showed profit growth of 20% on reported revenue growth of 19% to $501 million. Merchant sales dollar volume processed was up 30% for the year, or up 14% on a pro forma basis when computed to include the 1999 results of Paymentech and the Norwest portfolio.

     First Data, with its bank alliances, has taken an industry-leading position in processing Internet-initiated transactions for more than 119,000 Internet merchants. As compared to 1999, the dollar volume generated by identifiable Internet merchants in 2000 grew nearly 150% to an estimated $20.7 billion. The fourth quarter dollar sales volume processed is estimated at $6.4 billion, reflecting a near doubling associated with holiday sales. First Data continues to serve more than half of the top 100 e-commerce-enabled Internet merchants.

     During the year, the Merchant segment accelerated its expansion into international markets by completing its acquisition of the Canada Trust merchant acquiring portfolio.

     Also in 2000, the Merchant bank alliances and TeleCheck significantly expanded consumer acceptance of electronic checks (ECA), with more than 40 million ECA transactions in 2000, up 125% over 1999.

     Card Issuer Services, the world's largest outsourcer of card processing services, accounts for approximately 25% of First Data's revenue. The division posted a strong 15% increase in earnings on $1.5 billion of revenue. Fourth quarter earnings were up 14% on revenues of $381 million. Operating margins were up from 19.1% in 1999 to 20.7% in 2000 due primarily to cost management initiatives.

     In 2000, Card Issuer converted nearly 50 million retail and bankcard accounts, bringing the number of accounts on file to approximately 310 million. In addition, First Data has a pipeline of more than 40 million retail and bankcards - largely consisting of a GE portfolio - that it expects to convert through 2003. During 2000 and January 2001, Card Issuer renewed more than 25 long-term contracts ranging in terms of 5-7 years. These contracts include Chase Manhattan, National City Bank, Mid America Bankcard Association and the Associates portfolio that was recently acquired by Citibank, reflecting strong customer relationships and market position.

     Outside the U.S., First Data signed processing agreements with BMW Bank GmbH in Munich, Germany; Laurentian Bank of Canada; and Saudi Arabia Bank.

     Emerging Payments - Having established an early lead in next generation electronic payments, First Data bolstered its growth prospects by launching eONE Global in the fourth quarter. eONE Global is singularly focused on identifying, commercializing and operating emerging payment technologies that support Internet and wireless payment products. Emerging Payments reported $75 million in revenue for the year, a 6% growth over 1999. In January, eONE Global entered into an agreement with American Management Systems to jointly purchase the online payments business of govWorks, expanding eONE Global's footprint in the state and local government markets.

     Included in the Company's fourth quarter reported results is a non-cash, non-operating after-tax write-down of $21 million on its investment in Excite@Home. This investment arose from the fourth quarter 1999 merger-related exchange of the Company's investment in iMall shares for Excite@Home shares, which resulted in a $12 million non-cash, after-tax gain in 1999.

Outlook for 2001
----------------

     Duques said the Company expects to achieve the following results for the year 2001:

 .  Revenue growth in the range of 13-16%.

 .  EPS growth in the range of 14-17%, or $2.44-$2.50, for the year.

     In connection with these 2001 revenue and EPS projections for First Data, management of the Company undertakes to update these projections at any time management has determined that the projections are materially inaccurate. Included in Exhibit A to this press release are segment-level financial projections; the Company does not undertake to update, and does not intend to comment on, segment-level projections during the year.

Conference Call
---------------

     A conference call will be held at 8:30 a.m EST today to discuss the Company's 2000 fourth quarter and full year financial performance. It will be hosted by Ric Duques, Chairman and Chief Executive Officer; Charlie Fote, President and Chief Operating Officer; and Kim Patmore, Chief Financial Officer. The call will be open to the public. The conference call can be accessed by calling 800-857-3771 or 212-547-0460 and passcode: FDC.

     A replay of the live call will be available immediately following the call through January 29th and can be accessed by dialing 800-839-4221 or 402-530-7703; no passcode is necessary.

     This call and the corresponding management presentations will be broadcast on the Company's website at www.firstdata.com under the Invest in Us section and will be available 15 minutes prior to the start of the conference.

                                 #  #  #  #  #

     Atlanta-based First Data Corp. (NYSE: FDC) helps move the world's money.
As the leader in electronic commerce and payment services, First Data serves more than two million merchant locations, 1,400 card issuers and millions of consumers, making it easier, faster and more secure for people and businesses to buy goods and services using virtually any form of payment. With more than 27,000 employees worldwide, the company provides credit, debit and stored-value card issuing and merchant transaction processing services; Internet commerce solutions; money transfers and money orders; and check processing and verification services throughout the United States, United Kingdom, Australia, Mexico, Spain and Germany. In addition, its Western Union(R) network includes approximately 101,000 agent locations with operations in 186 countries and territories. For more information, please visit the company's Web site at www.firstdata.com.

    Notice to Investors, Prospective Investors and the Investment Community

          Cautionary Information Regarding Forward-Looking Statements

The revenue and EPS growth projections for the Company and its segments as set forth in this press release, and other statements which project performance or events in the future, are "forward-looking statements. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Important factors upon which the Company's forward-looking statements are premised include: (a) continued growth at rates approximating recent levels for card-based payment transactions, consumer money transfer transactions and other product markets; (b) successful conversions under service contracts with major clients; (c) renewal of material contracts in the Company's business units consistent with past experience; (d) timely, successful and cost effective implementation of processing systems to provide new products, improved functionality and increased efficiencies, particularly in the Card Issuer Services segment; (e) continuing development and maintenance of appropriate business continuity plans for the Company's processing systems based on the needs and risks relative to each such system;
(f) absence of consolidation among client financial institutions or other client groups which has a significant impact on FDC client relationships and no material loss of business from significant customers of the Company; (g) achieving planned revenue growth throughout the Company, including in the merchant alliance program which involves several joint ventures not under the sole control of the Company and each of which acts independently of the others, and successful management of pricing pressures through cost efficiencies and other cost management initiatives; (h) no material slowing of economic conditions or consumer spending, (i) anticipation of and response to technological changes, particularly with respect to e-commerce; (j) attracting and retaining qualified key employees; (k) no imposition of a Value Added Tax on third-party credit card processing services by the European Community ("EC"), which could put credit card processing outsourcers at a competitive disadvantage to in-house solutions in the EC; (l) no unanticipated changes in laws, regulations, credit card association rules or other industry standards affecting FDC's businesses which require significant product redevelopment efforts, reduce the market for or value of its products, or render products obsolete; (m) continuation of the existing interest rate environment, avoiding increases in agent fees related to the Company's consumer money transfer products and the Company's short-term borrowing costs; (n) absence of significant changes in foreign exchange spreads on retail money transfer transactions, particularly between the United States and Mexico, without a corresponding increase in volume or consumer fees; (o) no unanticipated developments relating to previously disclosed lawsuits against Western Union, inter alia, violation of consumer protection laws in connection with advertising the cost of money transfer to Mexico; (p) successfully managing the potential both for patent protection and patent liability in the context of rapidly developing legal framework for expansive software patent protection; and (q) continued political stability in countries in which Western Union has material operations.

                             First Data Corporation

                 Exhibit A-Segment-level Financial Projections

--------------------------------------------------------------------------------
                              Revenue Growth           Operating Profit Growth
--------------------------------------------------------------------------------
Payment Instruments     High teens to low twenties    High teens to low twenties
--------------------------------------------------------------------------------
Merchant Services       Mid to High teens             Mid to High teens
--------------------------------------------------------------------------------
Card Issuer             Flat                          Plus / Minus three percent
--------------------------------------------------------------------------------

                            FIRST DATA CORPORATION
                         SUMMARY FINANCIAL HIGHLIGHTS
                                  (Unaudited)
                    (In millions, except per share amounts)




                                                                            Three Months Ended December 31,
                                                                         --------------------------------------
                                                                            2000            1999        Change
                                                                         ----------      ----------    --------
Revenues:
--------
Continuing operations                                                    $  1,507.8      $  1,373.0         10%
Divested or to be divested                                                                     63.2
                                                                         ----------      ----------
   Total revenues before iMall Gain                                         1,507.8         1,436.2
iMall gain                                                                                     19.8
                                                                         ----------      ----------
   Total revenues                                                        $  1,507.8      $  1,456.0          4%
                                                                         ==========      ==========

Income before income taxes
   Before nonrecurring items and iMall                                   $    362.2      $    330.1         10%
   iMall gain                                                                                  19.8
                                                                         ----------      ----------
       Before nonrecurring items                                              362.2           349.9          4%
   Restructuring, business divestitures, litigation and
   impairments, net                                                           (29.3)          756.8
                                                                         ----------      ----------
                                                                         $    332.9      $  1,106.7        -70%
                                                                         ==========      ==========

Net Income
   Before nonrecurring items and iMall                                   $    258.1      $    235.6         10%
   iMall gain                                                                                  12.2
                                                                         ----------      ----------
       Before nonrecurring items                                              258.1           247.8          4%
   Restructuring, business divestitures, litigation and
   impairments, net                                                           (18.2)          410.5
                                                                         ----------      ----------
                                                                         $    239.9      $    658.3        -64%
                                                                         ==========      ==========

Earnings per common share
   Before nonrecurring items and iMall                                   $     0.64      $     0.55         16%
   iMall gain                                                                                  0.03
                                                                         ----------      ----------
       Before nonrecurring items                                               0.64            0.58         10%
   Restructuring, business divestitures, litigation and
   impairments, net                                                           (0.04)           0.97
                                                                         ----------      ----------
                                                                         $     0.60      $     1.55        -61%
                                                                         ==========      ==========

Weighted average shares outstanding - diluted                                 401.5           425.9         -6%

Net Income margins
   Before nonrecurring items and iMall                                         17.1%           16.4%       0.7 pts
   iMall gain                                                                   -               0.8%
   Restructuring, business divestitures, litigation and
   impairments, net                                                            (1.2%)          28.2%

   Reported revenue                                                            15.9%           45.2%

                            FIRST DATA CORPORATION
                         SUMMARY FINANCIAL HIGHLIGHTS
                                  (Unaudited)
                    (In millions, except per share amounts)


                                                              Year Ended December 31,
                                                     ---------------------------------------
                                                        2000            1999         Change
                                                     ---------       ---------      --------
Revenues:
---------
Continuing operations                                 $5,705.2        $5,065.6         13%
Divested or to be divested                                 --            394.5
                                                      --------        --------
   Total revenues before iMall                                         5,460.1
iMall gain                                                 --             19.8
                                                      --------        --------
   Total revenues                                     $5,705.2        $5,479.9          4%
                                                      ========        ========

Income before income taxes
    Before nonrecurring items and iMall               $1,237.0        $1,089.8         14%
    iMall gain                                                            19.8
                                                      --------        --------
        Before nonrecurring items                      1,237.0         1,109.6         11%
    Restructuring, business divestitures,
    litigation and impairments, net                       71.3           715.8
                                                      --------        --------
                                                      $1,308.3        $1,825.4        -28%
                                                      ========        ========

Net Income
    Before nonrecurring items and iMall               $  883.6        $  769.9         15%
    iMall gain                                                            12.2
                                                      --------        --------
        Before nonrecurring items                        883.6           782.1         13%
    Restructuring, business divestitures,
    litigation and impairments, net                       46.0           417.6
                                                      --------        --------
                                                      $  929.6        $1,199.7        -23%
                                                      ========        ========
Earnings per common share
    Before nonrecurring items and iMall (a)           $   2.14        $   1.77         21%
    iMall gain                                                            0.03
                                                      --------        --------
        Before nonrecurring items                         2.14            1.80         19%
    Restructuring, business divestitures,
    litigation and impairments, net                       0.11            0.96
                                                      --------        --------
                                                      $   2.25        $   2.76        -18%
                                                      ========        ========
Weighted average shares outstanding - diluted            414.1           435.1         -5%

Net Income margins
    Before nonrecurring items and iMall                   15.5%           14.1%       1.4 pts
    iMall gain                                             --              0.2%
    Restructuring, business divestitures,
    litigation and impairments, net                        0.8%            7.6%

    Reported revenue                                      16.3%           21.9%

(a) ISG accounted for $0.04 earnings per common share.

                            FIRST DATA CORPORATION
                       CONSOLIDATED STATEMENTS OF INCOME
                                  (Unaudited)
                    (In millions, except per share amounts)

                                                  Three Months Ended December 31,
                                                  -------------------------------        Percent
                                                      2000               1999            Change
                                                    --------           --------          -------
Revenues:
---------
Service revenues (d)                                $1,462.4           $1,398.9
Product sales and other (a)                             45.4               57.1
                                                    --------           --------
                                                     1,507.8            1,456.0              4%
                                                    --------           --------

Expenses: (d)
---------
Operating                                              896.3              886.2              1%
Selling, general & administrative                      215.5              190.5             13%
Restructuring, business divestitures,
   litigation and impairments, net (b), (c)             29.3             (756.8)            N/M
Interest expense                                        33.8               29.4             15%
                                                    --------           --------
                                                     1,174.9              349.3            236%
                                                    --------           --------

Income before income taxes                             332.9            1,106.7            -70%

Income taxes                                            93.0              448.4            -79%
                                                    --------           --------

Net income                                            $239.9             $658.3            -64%
                                                    ========           ========

Diluted earnings per common share                      $0.60              $1.55            -61%

Weighted average shares outstanding - diluted          401.5              425.9             -6%

Shares outstanding at end of period                    393.4              417.6             -6%

Depreciation expense                                   $54.5              $63.6            -14%
                                                    --------           --------
Goodwill amortization
   Deductible                                          $12.0              $11.1              8%
   Non-deductible                                       12.4               12.8             -3%
Other intangibles amortization                          72.5               67.8              7%
                                                    --------           --------
   Total amortization                                  $96.9              $91.7              6%
                                                    ========           ========

(a) Results for 1999 include a $19.8 million gain ($12.2 million net of taxes) relating to the merger exchange of iMall stock for Excite@Home stock.

(b) Results for fourth quarter 2000 include a $33.6 million write-down of the Company's investment in Excite@Home offset by $4.3 million of benefits associated with the gain on sale of assets associated with a prior restructuring. Net of taxes, the effect of these items was a loss of $18.2 million.

(c) Results for fourth quarter 1999 include a gain on the sale of ISG of $744.6 million, reversal of restructuring, merger, and divestiture accruals totaling $14.2 million, and a $2.0 million additional charge related to the settlement of Western Union litigation. Net of taxes the effect of these items was a gain of $410.5 million.

(d) First Data Corporation adopted Staff Accounting Bulletin No. 101 - Revenue Recognition in Financial Statements in 2000 which resulted in the netting of certain revenue and expenses that were previously presented gross in the income statement. All periods were restated.

    N/M = Not meaningful.

                           FIRST DATA CORPORATION
                      CONSOLIDATED STATEMENTS OF INCOME
                                 (Unaudited)
                   (In millions, except per share amounts)


                                                        Year Ended December 31,
                                                     ------------------------------    Percent
                                                         2000              1999         Change
                                                     ------------      ------------    --------
Revenues:
--------
Service revenues (d), (e)                               $ 5,564.2         $ 5,347.0
Product sales and other (a)                                 141.0             132.9
                                                        ---------         ---------
                                                          5,705.2           5,479.9        4%
                                                        ---------         ---------
Expenses: (d), (e)
--------
Operating                                                 3,501.7           3,472.3        1%
Selling, general & administrative                           867.3             794.2        9%
Restructuring, business divestitures,
     litigation and impairments, net (b), (c)               (71.3)           (715.8)      N/M
Interest expense                                             99.2             103.8       -4%
                                                        ---------         ---------
                                                          4,396.9           3,654.5       20%
                                                        ---------         ---------
Income before income taxes                                1,308.3           1,825.4      -28%

Income taxes                                                378.7             625.7      -39%
                                                        ---------         ---------
Net income                                              $   929.6         $ 1,199.7      -23%
                                                        =========         =========
Diluted earnings per common share                       $    2.25         $    2.76      -18%

Weighted average shares outstanding - diluted               414.1             435.1       -5%

Shares outstanding at end of period                         393.4             417.6       -6%


Depreciation expense                                    $   229.4         $   249.1       -8%
                                                        ---------         ---------
Goodwill amortization
     Deductible                                         $    48.3         $    44.7        8%
     Non-deductible                                          49.2              54.4      -10%
Other intangibles amortization                              261.9             269.6       -3%
                                                        ---------         ---------
     Total amortization                                 $   359.4         $   368.7       -3%
                                                        =========         =========


(a) Results for 1999 include a $19.8 million gain ($12.2 million net of taxes) relating to the merger exchange of iMall stock for Excite@Home stock.

(b) Results for 2000 include $96.7 million of restructuring and other charges and benefits, $201.6 million of gain on sale of businesses and disposition accrual reversals and a $33.6 million write-down of the Company's investment in Excite@Home. Net of taxes, the effect of these items was a gain of $46.0 million.

(c) Results for 1999 include a gain on the sale of ISG of $744.6 million, reversal of restructuring, merger, and divestiture accruals of $21.6 million, a benefit of $24.5 million for Innovis related primarily to the receipt of the net proceeds from its sale to CBC Companies, Inc., gain on the sale of EBP Life of $4.5 million, loss on the sale of Donnelley of $29.8 million, a $13.5 million charge related to the termination of a specialty services joint venture, and charges regarding the settlement of Western Union litigation of $36.1 million. Net of taxes the effect of these items was a benefit of $417.6 million.

(d) First Data Corporation adopted Staff Accounting Bulletin No. 101 - Revenue Recognition in 2000 which resulted in the netting of certain revenue and expenses that were previously presented gross in the income statement. All periods were restated.

(e) In the third quarter of 2000 the Company gained a controlling interest in a merchant alliance. Revenues and expenses have been restated to the beginning of 2000 to reflect this venture as a consolidated subsidiary.

     N/M = Not meaningful

                            FIRST DATA CORPORATION
                       Financial Transaction Processing
                                Key Indicators
                                  (Unaudited)

December 31,                                    2000            1999         Percent
------------------------------------------------------------------------------------
Card accounts on file (millions)
     Domestic Cards                              279.3           232.6          20%
     International Cards                          30.6            27.2          12%
                                              --------        --------
       Total                                     309.9           259.8          19%
                                              ========        ========
For the Three Months Ended December 31:
---------------------------------------

Merchant dollar volume (billions, domestic
  only) (a), (b)                              $  117.8        $  104.4          13%

Merchant transactions (millions)
   Domestic Merchant transactions (a), (b)     2,053.0         1,915.0           7%
   International Merchant transactions           137.1           148.0          -7%
                                              --------        --------
       Total                                   2,190.1         2,063.0           6%
                                              ========        ========
Merchant Processing Services revenue -
  proforma basis (millions) (c)               $  654.8        $  598.5           9%

Merchant Processing Services Alliance
  revenue - proforma basis (millions) (d)     $  713.7        $  598.5          19%

Payment Instrument transactions (millions)
  Money Transfer                                  23.8            19.5          22%


For the Twelve Months Ended December 31:
----------------------------------------
Merchant dollar volume (billions, domestic
  only) (a), (b)                              $  425.2        $  328.3          30%

Merchant transactions (millions)
  Domestic Merchant transactions (a), (b)      7,511.0         5,840.6          29%
  International Merchant transactions            528.4           536.9          -2%
                                              --------        --------
       Total                                   8,039.4         6,377.5          26%
                                              ========        ========

Merchant Processing Services revenue -
  proforma basis (millions) (c)               $2,455.9        $2,205.0          11%

Merchant Processing Services Alliance
  revenue - proforma basis (millions) (d)     $2,627.6        $2,205.0          19%

Payment Instrument transactions (millions)
  Money Transfer                                  88.9            73.6          21%

(a) Domestic Merchant dollar volume includes Visa and Mastercard only from Alliances and Managed accounts. Domestic Merchant transactions processed include only Visa and Mastercard bankcard volume associated with Alliances, Managed accounts and processed only customers.

(b) Including results for Paymentech and Norwest Portfolios comparably for both years, dollar volume growth would have been 12% for the quarter and 14% for year. Transaction growth would have been 7% for the quarter and 8% for the year.

(c) This line represents Merchant Processing Services segment revenue as if all bank alliances were accounted for on a consolidated basis. 1999 has been adjusted to reflect Paymentech and Norwest Portfolios as being owned the entire year of 1999. 2000 has been adjusted to eliminate the effect of consolidating a merchant alliance in 2000 due to gaining a controlling interest in the third quarter. Certain alliances are currently accounted for under the equity method as required by generally accepted accounting principles (GAAP).

(d) This line is the same as (c) except for the inclusion of the consolidation of the merchant alliance.

                            FIRST DATA CORPORATION
                             SUMMARY SEGMENT DATA
                                  (Unaudited)
                                 (In millions)

                                                      Year Ended December 31,
                                            -------------------------------------------
                                              2000             1999           % Inc/Dec
                                            ---------        ----------       ---------
Revenues:
  Payment Instruments                        $2,315.2         $1,953.3             19%
  Merchant Services (f)                       1,811.7          1,547.7             17%
  Card Issuer Services (d)                    1,480.4          1,395.0              6%
  Emerging Payments (e)                          74.9             70.9              6%
  All Other and Corporate                       184.3            276.4            -33%
                                             --------         --------         ------
    Subtotal                                  5,866.5          5,243.3             12%
                                             --------         --------         ------
  Divested or To Be Divested Operations             -            394.5           -100%
  Eliminations (a)                             (161.3           (157.9)             2%
                                             --------         --------         ------
    Consolidated                             $5,705.2         $5,479.9              4%
                                             ========         ========         ======
Operating Profit: (c)
  Payment Instruments                        $  684.1         $  580.8             18%
  Merchant Services (f)                         507.9            411.8             23%
  Card Issuer Services                          307.1            266.0             15%
  Emerging Payments (e)                           5.3             11.2            -53%
  All Other and Corporate                       (14.3)            46.0            N/M
                                             --------         --------         ------
    Subtotal                                  1,490.1          1,315.8             13%
                                             --------         --------         ------
  Divested or To Be Divested Operations             -             55.5           -100%
  Corporate Interest Expense, net               (99.2)          (103.8)            -4%
  Restructuring, Business Divestitures,
    Litigation and Impairments, net              71.3            715.8            N/M
  Eliminations (b)                             (153.9)          (157.9)            -3%
                                             --------         --------         ------
    Consolidated                             $1,308.3         $1,825.4            -28%
                                             ========         ========         ======
Depreciation & Amortization:
  Payment Instruments                        $  120.5         $  108.8             11%
  Merchant Services (f)                         233.1            198.9             17%
  Card Issuer Services                          216.9            247.9            -13%
  Emerging Payments (e)                           4.9              2.6             88%
  All Other and Corporate                        13.4             17.9            -25%
                                             --------         --------         ------
    Subtotal                                    588.8            576.1              2%
                                             --------         --------         ------
  Divested or To Be Divested Operations             -             41.7            N/M
                                             --------         --------         ------
    Consolidated                             $  588.8         $  617.8             -5%
                                             ========         ========         ======

(a) Represents elimination of adjustment to record payment instruments revenues on a pre-tax equivalent basis and elimination of intersegment revenues.

(b) Represents elimination of adjustment to record payment instruments profit on a pre-tax equivalent basis.

(c) Operating profit with respect to the Company's segments represents earnings before income taxes and interest expense and includes certain allocations of Corporate overhead.

(d) First Data Corporation adopted Staff Accounting Bulletin No. 101 - Revenue Recognition in Financial Statements in the third quarter 2000 which resulted in the netting of certain revenue and expenses that were previously presented gross in the income statement. All periods were restated.

(e) The Emerging Payments segment was created in 2000 by moving non-core E-Commerce related activity and investments from the other segments and "All Other and Corporate". Additionally, a small information business was moved from "All Other and Corporate" to "Card Issuer Services". All periods were restated.

(f) In the third quarter of 2000 the Company gained a controlling interest in a merchant alliance. Revenues and expenses have been restated to the beginning of 2000 to reflect this venture as a consolidated subsidiary.

     N/M = Not meaningful

                            FIRST DATA CORPORATION
                             SUMMARY SEGMENT DATA
                                  (Unaudited)
                                 (In millions)

                                                    Three Months Ended December 31,
                                                ---------------------------------------
                                                   2000         1999         % Inc/Dec
                                                ---------     ---------      ----------
Revenues:
        Payment Instruments                     $  619.9      $  522.3             19%
        Merchant Services                          500.5         421.7             19%
        Card Issuer Services (d)                   381.3         379.0              1%
        Emerging Payments (e)                       19.9          18.0             11%
        All Other and Corporate                     33.5          92.1            -64%
                                                --------      --------       ---------
                Subtotal                         1,555.1       1,433.1              9%
                                                --------      --------       ---------
        Divested or To Be Divested Operations         -           63.2           -100%
        Eliminations (a)                           (47.3)        (40.3)            17%
                                                --------      --------       ---------
                Consolidated                    $1,507.8      $1,456.0              4%
                                                ========      ========       =========

Operating Profit: (c)
        Payment Instruments                     $  202.6      $  172.2             18%
        Merchant Services                          160.3         134.0             20%
        Card Issuer Services                        83.3          73.0             14%
        Emerging Payments (e)                       (2.8)          4.6            N/M
        All Other and Corporate                     (7.5)         29.3            N/M
                                                --------      --------       ---------
                Subtotal                           435.9         413.1              6%
                                                --------      --------       ---------

        Divested or To Be Divested Operations          -           6.5           -100%
        Corporate Interest Expense, net            (33.8)        (29.4)            15%
        Restructuring, Business Divestitures,
        Litigation and Impairments, net            (29.3)        756.8            N/M
        Eliminations (b)                           (39.9)        (40.3)            -1%
                                                --------      --------       ---------
                Consolidated                    $  332.9      $1,106.7            -70%
                                                ========      ========       =========
Depreciation & Amortization:
        Payment Instruments                     $   32.6      $   30.4              7%
        Merchant Services                           59.6          53.0             12%
        Card Issuer Services                        54.3          59.7             -9%
        Emerging Payments (e)                        1.6           0.8            100%
        All Other and Corporate                      3.3           5.0            -34%
                                                --------      --------       ---------
                Subtotal                           151.4         148.9              2%
                                                --------      --------       ---------

        Divested or To Be Divested Operations          -           6.4           -100%
                                                --------      --------       ---------
                Consolidated                    $  151.4      $  155.3             -3%
                                                ========      ========       =========

(a) Represents elimination of adjustment to record payment instruments revenues on a pre-tax equivalent basis and elimination of intersegment revenue.

(b) Represents elimination of adjustment to record payment instruments profit on a pre-tax equivalent basis.

(c) Operating profit with respect to the Company's segments represents earnings before income taxes and interest expense and includes certain allocations of Corporate overhead.

(d) First Data Corporation adopted Staff Accounting Bulletin No. 101-Revenue Recognition in Financial Statements in 2000 which resulted in the netting of certain revenue and expenses that were previously presented gross in the income statement. All periods were restated.

(e) The Emerging Payments segment was created in 2000 by moving non-core E-Commerce related activity and investments from the other segments and "All Other and Corporate". Additionally, a small information business was moved from "All Other and Corporate" to "Card Issuer Services". All periods were restated.

    N/M = Not meaningful